                                                            Exhibit 4(r)


                     DEED OF TRUST AND SECURITY AGREEMENT




- ------------------------------------------------------------------------

                     K-V PHARMACEUTICAL COMPANY, Grantor

                                     to

                        MICHAEL J. STARRETT, Trustee

                              for the benefit of


                  FOOTHILL CAPITAL CORPORATION, Beneficiary


- ------------------------------------------------------------------------



                          DATED:  April 27, 1995



- ------------------------------------------------------------------------


Premises located at:  2303 Schuetz Road, St. Louis County, Missouri








                   THIS DEED OF TRUST AND SECURITY AGREEMENT
                 SECURES FUTURE ADVANCES AND IS TO BE GOVERNED
                BY SECTION 443.055, MISSOURI REVISED STATUTES.
              $52,500,000.00 IS THE TOTAL PRINCIPAL AMOUNT OF ALL
                     OBLIGATIONS WHICH ARE SECURED HEREBY.

                                      INDEX
                                      -----

                                                                                   Page
                                                                                   ----
1.   Indebtedness Secured                                                            3
2.   Title to Property and Other Representations and Covenants                       4
3.   Obligations Not Secured by Stock                                                5
4.   Maintenance and Alterations                                                     5
5.   Restoration                                                                     6
6.   Compliance with Laws; Use of Property                                           6
7.   Impositions                                                                     7
8.   Insurance                                                                       8
9.   Deposits for Impositions and Insurance                                         11
10.  Condemnation                                                                   12
11.  Assignment of Insurance Proceeds and Condemnation Awards                       14
12.  Leasing                                                                        14
13.  Assignment of Rents and Leases                                                 15
14.  Beneficiary's Right to Perform Grantor's Covenants                             16
15.  No Claims Against Trustee or Beneficiary                                       17
16.  Transfer of the Property                                                       17
17.  Liens                                                                          17
18.  Certificate of Grantor                                                         17
19.  Security Agreement                                                             18
20.  After Acquired Property                                                        18
21.  Creation of Tenancy Relationship                                               18
22.  Default                                                                        19
23.  Notice Upon Acceleration                                                       20
24.  Appointment of Receiver                                                        20
25.  Foreclosure                                                                    21
26.  Possession of Property                                                         21
27.  Sale by Trustee                                                                21
28.  Waiver of Redemption                                                           23
29.  Expenses of Trustee and Beneficiary                                            23
30.  Interest After Maturity                                                        23
31.  Attorneys' Fees                                                                23
32.  Discontinuance of Action                                                       24
33.  Taxes                                                                          24
34.  Recording, Filing and Other Fees                                               24
35.  No Waiver                                                                      24
36.  No Release                                                                     24
37.  Release of Collateral                                                          25
38.  Rights Cumulative                                                              25
39.  Severability                                                                   25
40.  Notices                                                                        25
41.  Indemnification Against Liabilities                                            26
42.  Environmental Concerns                                                         27
43.  No Representations                                                             29
44.  Substitute Trustee                                                             29
45.  Certain Definitions                                                            29
46.  Successors and Assigns                                                         30
47.  Miscellaneous                                                                  30

                                   EXHIBITS
                                   ---------


A.    Legal Description of Premises

B.    Title and Warranty Exceptions

C.    Schedule of Leases

                                    (ii)

                      DEED OF TRUST AND SECURITY AGREEMENT
                      ------------------------------------

      THIS DEED OF TRUST AND SECURITY AGREEMENT made this 27th day of April, 1995, made by K-V PHARMACEUTICAL COMPANY, a Delaware corporation, with its chief executive office located at 2503 South Hanley Road, St. Louis, Missouri 63144 ("Grantor") to MICHAEL J. STARRETT, an individual residing in St. Louis County, Missouri, having an office c/o Commonwealth Land Title Insurance Company at 7980 Clayton Road, St. Louis, Missouri 63117 ("Trustee") in trust for the benefit of FOOTHILL CAPITAL CORPORATION, a California corporation with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 ("Beneficiary").

                                  WITNESSETH:

      WHEREAS, Grantor, PARTICLE DYNAMICS, INC., a New York corporation ("PDI") and ETHEX CORPORATION, a Missouri corporation ("ETHEX"; Grantor, PDI and ETHEX are sometimes collectively referred to as "Borrower"), in accordance with that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") have executed and delivered to Beneficiary certain promissory notes (the "Notes") of even date herewith made by Grantor to Beneficiary having a maximum aggregate principal amount of Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00); and

      WHEREAS, the Notes evidence that Borrower (including Grantor) has become justly indebted to Beneficiary in the principal sum of Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00), lawful money of the United States, together with interest thereon and attorney's fees and other charges and sums which may accrue thereon;

      WHEREAS, Beneficiary may make future advances and future extensions of credit (the "Future Advances") to Grantor in an aggregate principal amount not to exceed Fifty-Two Million Five Hundred Thousand and No/100 Dollars ($52,500,000.00), lawful money of the United States, together with interest thereon and attorneys' fees and other charges and sums which may accrue thereon, which Future Advances are secured by this Deed of Trust;

      NOW, THEREFORE, in order to secure the full and prompt payment and performance of all of the indebtedness, obligations and liabilities of Borrower (including Grantor) to Beneficiary, together with all interest and other charges thereon, whether direct or indirect, existing, future, contingent or otherwise, due or to become due, under or arising out of or in connection with the Loan Agreement, the Environmental Indemnity Agreement of even date herewith from Borrower in favor of Beneficiary, the Notes, any Future Advances, and this Deed of Trust, and all other amounts expended by Beneficiary for the reasonable protection of the security interest granted herein (collectively, the "Obligations"); and in consideration of the Premises hereby conveyed and the sum of One Dollar ($1.00) in hand well and truly paid by Trustee, the receipt of which is hereby acknowledged, Grantor by these presents does GRANT, BARGAIN and SELL, CONVEY, ALIEN, RELEASE, TRANSFER and CONFIRM unto Trustee, and to Trustee's successors and assigns forever, the following described property and rights, whether now owned or hereafter acquired (hereinafter sometimes collectively called the "Property") and possession of the Property now delivered unto Trustee:

      A. All that certain tract or parcel of land located at 2303 Schuetz Road, in the County of St. Louis, State of Missouri, and more particularly described in Exhibit A attached hereto and made a part hereof (the "Premises"); and

      B. All of the buildings, structures and improvements, now or at any time hereafter erected, constructed or situated on the Premises or any part thereof, or any part thereof, together with all alterations, additions and improvements thereto and all restorations and replacements thereof hereafter made from time to time (hereinafter collectively called the "Building"); and

      C. All machinery, apparatus, equipment and fixtures of every kind and nature whatsoever now or at any time hereafter located in, on or about the Building or upon the Premises, or attached to or used or useable in connection with the operation or maintenance of the Premises or the Building, or any part thereof, or in connection with any construction being conducted on the Premises, including, but not limited to, all heating, lighting and power equipment, engines, plumbing, electrical, mechanical, refrigeration, ventilating and air-conditioning equipment and apparatus, elevators, cranes, fittings, tools, ducts and compressors (hereinafter collectively called the "Building Equipment"), which Building Equipment shall, to the fullest extent permitted by law, be deemed to constitute fixtures and part of the real property encumbered by this Deed of Trust; and

      D. Any opened or proposed avenues, streets, roads, public places, sidewalks, alleys, strips or gores of land, in front of or adjoining or used in connection with the Premises or the Building, and all easements, tenements, hereditaments, appurtenances, rights and rights of way, public or private, pertaining or belonging to the Premises or the Building; and

      E. All insurance proceeds and any judgments, settlements, awards and payments, including interest thereon, which may be made in respect of all or any part of the Property, or any estate or easement therein, as a result of damage to or destruction of all or any part of the Building and Building Equipment, the exercise of the right of condemnation or eminent domain over any interest in the Property, the closing of, or the alteration of the grade of, any street on or adjoining the Premises, or any other injury to or decrease in the value of all or any part of such property, to the extent of the Obligations; and

      F. The franchises, permits, licenses and rights therein respecting the use, occupation or operation of the Property or the activities conducted thereon or therein; and

      G. All rents, income and other benefits arising out of or relating to the Property and all leases on or affecting the Property, and all security deposits, contract rights, general intangibles, actions and rights of actions, and unearned insurance premiums relating to such leases or the Property; and

      H. All accessions to, substitutes for, and all modifications, replacements, renewals, products and proceeds of any of the foregoing.

      TO HAVE AND TO HOLD the Property unto Trustee, and to Trustee's successors and assigns forever, IN TRUST, to secure to Beneficiary Grantor's obligation to pay and perform the Obligations at the time and times, and in the manner prescribed herein.

      AND GRANTOR COVENANTS, REPRESENTS AND WARRANTS AS FOLLOWS:

      1.  Indebtedness Secured:  This Deed of Trust has been given and is
          --------------------
intended to secure the full and prompt payment and performance of the Obligations and any renewal, extension, modification or replacement of any of the Obligations. With respect to Future Advances, this Deed of Trust shall be governed by section 443.055, Missouri Revised Statutes, and shall not secure Future Advances made more than ten (10) years from the date hereof. The total principal amount of the obligations which are secured hereby is Fifty-Two Million Five Hundred Thousand and No/100 Dollars ($52,500,000.00). Grantor acknowledges and agrees that all of the duties and obligations imposed on it hereunder, whether absolute or contingent, due or to become due, are for the reasonable protection of the lien of this Deed of Trust. This Deed of Trust shall remain in full force and effect with respect to all of the Property until all the Obligations shall have been paid and performed in full. If the Obligations are paid and performed when due and all the agreements contained in this Deed of Trust are kept, this Deed of Trust shall become void and shall be released at the expense of Grantor; but if default be made in the payment or performance of the Obligations or in the keeping of any of the agreements contained in this Deed of Trust, the Loan Agreement or in the Notes or in any instrument evidencing a Future Advance, the whole of the indebtedness secured by this Deed of Trust shall at the option of Beneficiary become due and Beneficiary shall be entitled to pursue any or all of its remedies hereunder, including without limitation, the power to sell the Property according to law as hereinafter provided.

      2.  Title to Property and Other Representations and Covenants:
          ---------------------------------------------------------

            (a) Except as expressly set forth in Exhibit B hereto, Grantor represents and warrants that (i) it has an indefeasible estate in fee simple absolute in the Premises; (ii) it has the good and unrestricted right, full power and lawful authority to subject the Property to this Deed of Trust; and
(iii) the Property is free of all liens, encumbrances, adverse claims and other defects of title whatsoever except for such encroachment and similar defects (none of which materially adversely affect the use or value of the Property) shown on any survey of the Premises delivered by Grantor to Beneficiary on or prior to the date hereof. Grantor does hereby and shall forever warrant and defend its title to and interest in the Property (subject to title and warranty exceptions shown on Exhibit B) and the validity and priority of the lien of this Deed of Trust, to Beneficiary and Trustee, and their respective successors and assigns, against all claims and demands whatsoever of any Person (as hereinafter defined). There are no defenses or offsets to this Deed of Trust or to any of the Obligations.

            (b) Except as expressly set forth in Exhibit B hereto, Grantor represents and warrants to Beneficiary that (i) the Building presently on the Premises is in full compliance with all applicable zoning codes, ordinances and regulations, and such compliance is based solely upon Grantor's owning the Property and not upon Grantor's title to or interest in any other property and
(ii) any Building hereafter constructed on the Premises shall be in compliance with all applicable zoning and building codes, ordinances and regulations and shall lie wholly within the boundaries of the Premises.

            (c) Grantor shall execute, acknowledge and deliver to Beneficiary any documents and instruments which Beneficiary may reasonably request from time to time for the better assuring, conveying, assigning, transferring, confirming, continuing or perfecting Trustee's security and rights under this Deed of Trust. Grantor will maintain and preserve the lien of this Deed of Trust until the Obligations have been paid or performed in full.

            (d) Grantor is now able to meet its debts as they mature and no bankruptcy or other insolvency proceedings by or against Grantor are pending or threatened.

            (e) All statements, reports and other data and information provided to the Beneficiary in connection with the Notes or this Deed of Trust by Grantor or by any agent, representative, or affiliate of Grantor are true, correct and complete in all material respects and do not omit to state any fact or statement necessary to make the statements contained therein not misleading.

            (f) There are no actions, suits or proceedings pending or, to the knowledge of Grantor, threatened against or materially adversely affecting Grantor or against or affecting the Property or Grantor's right to acquire and hold the same.

            (g) The Grantor is not in default under the terms of any instrument evidencing or securing any indebtedness, and no event has occurred that constitutes an event of default under any such instrument or would constitute an event of default but for the requirement that notice be given or time elapse or both.

            (h) Grantor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to do business as a foreign corporation in the state of Missouri.

            (i) The Notes, this Deed of Trust, the Loan Agreement, and all other documents executed by the Grantor (or any of them) in connection herewith are valid, binding and legal obligations of the Grantor (as applicable) enforceable against the Grantor (as applicable) in accordance with their respective terms; do not contravene any law, order, decree, rule or regulation to which the Grantor is subject; and are authorized by and have been duly executed and delivered in compliance with the Grantor's Articles of Incorporation and by-laws.

      3.  Obligations Not Secured by Stock.  Grantor represents to
          --------------------------------
Beneficiary that none of the Obligations is also secured, directly or indirectly, by "margin securities" or "stock" as defined, respectively, in Regulation G and Regulation U issued by the Board of Governors of the Federal Reserve System.

      4.  Maintenance and Alterations:
          ---------------------------

            (a) Grantor shall put, keep and maintain the Property and the sidewalks, curbs and alleys adjoining or abutting the same in good and lawful order, condition and repair, and Grantor shall make or cause to be made, as and when the same shall become necessary, all structural and non-structural repairs, whether exterior or interior, ordinary or extraordinary, foreseen or unforeseen. Grantor shall not commit or suffer any waste of the Property, or any part thereof, without the prior written consent of Beneficiary in each instance. Without the prior written consent of Beneficiary, Grantor shall not undertake or permit any material alterations, additions, improvements, renovations, demolitions, removals or replacements of or to the Building or the Building Equipment, except for the retirement and replacement of obsolete Building Equipment in the ordinary course of business. Notwithstanding the foregoing, in the event that

Grantor is required by applicable law to undertake or construct any alterations, additions, improvements, renovations or replacements to the Building or the Building Equipment, Grantor may do so without obtaining Beneficiary's consent thereto; provided, that in any such event Grantor shall
                               --------
promptly give Beneficiary written notice of any such legal requirement and, prior to undertaking any such action, shall notify beneficiary in writing of the action that Grantor proposes to undertake.

            (b) Grantor shall not construct any new or additional buildings on the Property, without the prior written consent of the Beneficiary in each instance, and then only upon terms and conditions satisfactory to Beneficiary.

            (c) Beneficiary or Trustee, or their duly authorized agents, contractors and representatives may enter upon and inspect the Property at all reasonable times until this Deed of Trust is released; provided, however, that absent an Event of Default, or the continuation of an Event of Default, or the occurrence of an event which upon the passage of time would be an Event of Default, any inspection by Beneficiary or Trustee, or their duly authorized agents, contractors and representatives, will not unreasonably interfere with Grantor's business operations or violate any confidentiality agreements or arrangements. In particular, and without limiting the generality of the foregoing, Beneficiary or Trustee may enter upon and conduct upon the property inspections or tests to determine whether or not any hazardous substances or wastes have been placed or discharged upon the Property.

      5.  Restoration:  If the Building or the Building Equipment shall be
          -----------
damaged or destroyed, in whole or in part, by fire or other casualty (whether or not covered by insurance), or by any taking in condemnation proceedings or the exercise of any right of eminent domain, Grantor shall promptly restore, replace or rebuild the same to as nearly as possible the value, quality and condition they were in immediately prior to such fire or other casualty or taking, with such alterations or changes as may be approved in writing by Beneficiary. Grantor shall give prompt notice to Beneficiary of any damages or destruction to the Property by fire or other casualty, irrespective of the amount of such damage or destruction, as well as notice of possible or pending condemnation or eminent domain proceedings affecting the Property as provided in paragraph 10.

      6.  Compliance with Laws; Use of Property:
          -------------------------------------

            (a) Grantor shall promptly comply with, or cause to be complied with, all present and future laws, statutes, ordinances, rules, regulations and other requirements of all governmental authorities whatsoever having jurisdiction of or relating to all or any part of the Property and the sidewalks, curbs and alleys adjoining or abutting the Premises, and the condition, repair, maintenance, use and occupation thereof. Grantor shall promptly make, or cause to be made, all changes, alterations and improvements necessary to comply with all such present and future laws, statutes, ordinances, rules, regulations and other requirements.

            (b) Grantor shall promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions of all instruments of record affecting the Property, non-compliance with which may affect the security of this Deed of Trust, or which shall impose any duty or obligation upon Grantor or any tenant or other occupant of the Premises or any part thereof, and Grantor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of or constituting any portion of the Property.

            (c) Grantor shall use the Building solely for its approved corporate purposes and shall not use or permit the use of the Property in any manner which would tend to impair the value of the Property or materially increase the risk of fire or other casualty. Grantor agrees that no conditional bill of sale or chattel mortgage shall be made or filed against the Building Equipment without the prior written consent of Beneficiary.

            (d) Grantor shall maintain complete books and records relating to the operation and financial affairs of the Property and shall permit inspection of the same by Trustee, Beneficiary, or their duly authorized agents and representatives from time to time during normal business hours; provided, however, that absent an Event of Default, or the continuation of an Event of Default, or the occurrence of an event which upon the passage of time would be an Event of Default, any inspection by Beneficiary or Trustee, or their duly authorized agents, contractors and representatives, will not unreasonably interfere with Grantor's business operations or violate any confidentiality agreements or arrangements. If an Event of Default shall occur hereunder Grantor shall immediately deliver to Beneficiary the originals of all such books and records.

      7.  Impositions:  Grantor shall pay in full, before delinquency or
          -----------
before the expiration of any extension period, all real estate taxes, assessments, water and sewer rates and charges, license fees, all charges which may be imposed for the use of vaults, chutes, areas and other space beyond the lot line and abutting the public sidewalks in front of or adjoining the Premises and all other governmental levies and charges of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, which shall be assessed, levied, confirmed, imposed or become a lien upon or against the Property or any part thereof, or which shall become payable with respect thereto (hereinafter collectively called "Impositions"). Upon demand by Beneficiary, Grantor will pay the whole of any assessment for local improvement which may be payable in installments, notwithstanding that such installments may not be due and payable at the time of such demand. Grantor shall deliver to Beneficiary, within ten (10) days after the due date of each such payment, the original or a photostatic copy of the official receipt evidencing such payment or other proof of payment satisfactory to Beneficiary. Notwithstanding the foregoing, Grantor may contest any Imposition by appropriate and timely proceedings, provided that on or before the due date for payment of such Imposition Grantor shall establish an escrow or other provision for payment of such Imposition satisfactory to Beneficiary in an amount estimated by Beneficiary to be adequate to pay such Imposition and any interest or penalties that may result from its nonpayment on the due date. In all such cases of contest, Grantor shall pay the contested Imposition within ten (10) days after the dismissal of said proceedings or the final and unappealable determination of Grantor's or the Property's liability therefor, as the case may be.

      8.  Insurance:
          ---------

            (a) Grantor at its sole cost and expense shall provide and keep in force at all times for the benefit of Beneficiary, with respect to the Property the following insurance coverages:

                  (i) insurance against loss of or damage to the Building by fire and other hazards covered by so-called "extended coverage" and such other casualties and hazards as Beneficiary shall require from time to time;

                  (ii)  insurance against loss or damage by earthquake;

                  (iii) flood insurance in the maximum available amount if the Property is now or later becomes designated as located in a flood hazard area as described in the Flood Disaster Protection Act of 1973;

                  (iv) rent or business interruption insurance, as the case may be;

                  (v)  boiler and machinery insurance;

                  (vi) comprehensive general public liability insurance against claims for bodily injury, death or property damage with limits of not less than $3,000,000.00 with respect to bodily injury for any one person, with respect to bodily injury for any two or more persons in one occurrence, and $3,000,000.00 with respect to property damage resulting from any one occurrence;

                  (vii)  water damage legal liability insurance;

                  (viii) lender's title insurance in the amount of not less than Three Million Four Hundred Thousand and No/100 Dollars ($3,400,000.00); and

                  (ix) such other insurance on the Property or any replacements or substitutions thereof, as Beneficiary may reasonably require.

The policies of insurance required by this paragraph shall be in companies, forms and amounts, and for such periods and subject to such deductibles, as Beneficiary shall require from time to time, and shall insure the respective interests of Grantor and Beneficiary. The insurance proceeds thereof (other than the proceeds from the policy required under clause (vi) above) shall be payable to Beneficiary pursuant to a 438 BFU lender's loss payable endorsement, or an equivalent endorsement satisfactory in form and substance to Beneficiary. Duplicate original policies and renewals thereof covering the risks provided by this Deed of Trust to be insured against, bearing satisfactory evidence of payment of all premiums thereon, shall be delivered to and held by Beneficiary. At least thirty (30) days prior to the expiration of each policy required to be provided by Grantor, Grantor shall deliver renewal policies to Beneficiary with appropriate evidence of payment of premiums therefor. All insurance policies required by this Deed of Trust shall

                        (1) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Deed of Trust and the Property and all claims for insurance premiums against Beneficiary and Trustee;

                        (2) provide that any losses shall be payable to Beneficiary notwithstanding (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupation or use of the Building or the Premises for purposes more hazardous than permitted by the terms thereof, (C) any foreclosure or other action or proceeding taken by Trustee or Beneficiary pursuant to any provision of this Deed of Trust, or (D) any change in title to or ownership of the Property;

                        (3) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Beneficiary of written notice thereof; and

                        (4) be satisfactory in all other respects to Beneficiary.

Grantor shall not permit any activity to occur or condition to exist on or with respect to the Property that would wholly or partially invalidate any of the insurance thereon.

            (b) At any time that an Event of Default has occurred and is continuing or Beneficiary, in good faith, deems itself insecure, Grantor irrevocably makes, constitutes and appoints Beneficiary (and all officers, employees or agents designated by Beneficiary) as Grantor's true and lawful attorney-in-fact and agent, with full power of substitution, for the purpose of making and adjusting claims under such policies of insurance, endorsing the name of Grantor on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance required above or to pay any premium in whole or in part relating thereto. Beneficiary, without waiving or releasing any obligation or default by Grantor hereunder, may (but shall be under no obligation to do so) at any time or times hereafter maintain such action with respect thereto as beneficiary deems advisable. All sums disbursed by Beneficiary in connection therewith, including reasonable attorneys fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Grantor to Beneficiary and shall be additional Obligations hereunder secured by this Deed of Trust. The term "GOOD FAITH" as used in this subparagraph (b) shall have the meaning as set forth in Section 3103(a)(4) of the California Uniform Commercial Code (the "CODE").

            (c) All proceeds of the insurance required to be obtained by Grantor hereunder, other than those relating to the insurance required under clause (vi) of subparagraph (a) hereof, shall be paid to Beneficiary. Beneficiary may deduct from such proceeds any expenses, including, without limitation, legal fees, incurred by it in connection with adjusting and obtaining such proceeds (the balance remaining after such deduction being hereinafter referred to as the "Net Insurance Proceeds"), and thereafter Beneficiary may, at its option, either apply such proceeds in reduction or satisfaction of all or part of the Obligations, whether then matured or not (in such order of priority as Beneficiary shall elect) or release such proceeds to Grantor in whole or in part upon conditions satisfactory to Beneficiary. So long as Grantor shall not be in default hereunder, Grantor shall have the right to participate with Beneficiary in the adjustment and compromise of any such claims, but the decision of Beneficiary in any such case shall be binding and conclusive upon Grantor.

            (d) The application of any insurance proceeds toward the payment or performance of the Obligations shall not be deemed a waiver by Beneficiary of its right to receive payment or performance of the rest of the Obligations and the interest thereon in accordance with the provisions of this Deed of Trust.

            (e) In the event of a foreclosure under this Deed of Trust, the purchaser of the Property shall succeed to all of the rights of Grantor, including any right to unearned premiums, in and to all policies of insurance which Grantor is required to maintain under this paragraph and to all proceeds of such insurance.

      9.  Deposits for Impositions and Insurance:  Upon notice from
          --------------------------------------
Beneficiary, after the occurrence of an Event of Default, or the continuation of an Event of Default, or the occurrence of an event which upon the passage of time would be an Event of Default, Grantor shall deposit with Beneficiary on the first day of each month an amount equal to one-twelfth (1/12th) of (i) the aggregate annual payments for the Impositions, and (ii) the annual insurance premiums on the policies of insurance required to be obtained and kept in force by Grantor under this Deed of Trust. In addition, upon notice from Beneficiary, Grantor shall deposit with Beneficiary such sum of money which, together with such monthly installments, shall be sufficient to pay all the Impositions and insurance premiums at least thirty (30) days prior to the due date thereof. If the amounts of any Impositions are not ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the amounts of the Impositions for the prior tax year and, upon the amounts of the Impositions being fixed for the then current year, Grantor shall, upon notice from Beneficiary, deposit any deficiency with Beneficiary. If the amount of the insurance premiums is not ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the amount of the insurance premiums for the prior year of the policy or policies, and, upon the amount of the insurance premiums being fixed for the then current year of the policy or policies, Grantor shall, upon notice from Beneficiary, deposit any deficiency with Beneficiary. If on a date thirty
(30) days prior to the due date for the payment of any of the Impositions or the insurance premiums there shall be insufficient funds on deposit with Beneficiary to pay the same, Grantor shall, upon notice from Beneficiary, forthwith make a deposit with Beneficiary in the amount of such deficiency. The funds so deposited with Beneficiary shall be held by it without interest, and may be commingled with other funds of Beneficiary, and provided that no Event of Default exists hereunder, such funds shall be applied in payment of the Impositions and insurance premiums when due to the extent that Grantor shall have deposited funds with Beneficiary for such purpose. Upon the occurrence of an Event of Default, the funds deposited with Beneficiary may, at the option of Beneficiary, be retained and applied toward the payment of any or all of the Obligations, in such order of priority as Beneficiary shall determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Beneficiary. The whole of the Obligations shall become due and payable at the option of Beneficiary after default in the payment of any of such deposits for ten (10) days or after the failure of Grantor to deliver to Beneficiary, within ten (10) days after requested by Beneficiary, a statement certified by an authorized officer of the Grantor specifying the current amounts of Impositions and insurance premiums. Grantor shall furnish Beneficiary with a bill for each of the Impositions and insurance premiums and such other documents necessary for their payment at least thirty (30) days prior to the date they first become due. Upon an assignment of this Deed of Trust prior to any default hereunder by Grantor, Beneficiary shall have the right and obligation to pay over the balance of such deposits in its possession to the assignee, and thereupon Beneficiary shall be completely released from all liability with respect to such deposits and Grantor shall look solely to the assignee in reference thereto. The provisions of the preceding sentence shall apply to each and every assignment or transfer of such deposits to a new assignee.

      10.  Condemnation:
           ------------

            (a) Grantor shall give immediate notice to Beneficiary upon Grantor's learning of (i) any expressed intention on the part of any Person possessing the power of eminent domain to purchase or otherwise to acquire all or any part of the Property or (ii) the commencement of any action or proceeding to take all or any part of the Property by exercise of the right of condemnation or eminent domain or of any action or proceeding to close or to alter the grade of any street on or adjoining the Premises. Beneficiary may participate in any such actions or proceedings in the name of Beneficiary or, whenever necessary, in the name of Grantor, and Grantor shall deliver to Beneficiary such instruments as Beneficiary shall request to permit such participation. Grantor shall not settle any such action or proceeding, whether by voluntary sale, stipulation or otherwise, or agree to accept any award or payment without the prior written consent of Beneficiary which consent shall not be unreasonably withheld, delayed or conditioned. The total of all amounts awarded or allowed with respect to all right, title and interest in and to the Property or the portion or portions thereof taken or affected by such condemnation or eminent domain proceeding and any interest thereon (herein collectively called the "Award") is hereby assigned to and shall be paid upon receipt thereof to Beneficiary and the amount received shall be retained and applied as provided in subparagraph (b) of this paragraph.

            (b) The Obligations may be accelerated in the reasonable discretion of Beneficiary at any time after the filing of an action to condemn or acquire by eminent domain all or any part of the Property, in which event Beneficiary shall retain and apply the Award toward payment and performance of the Obligations (in such order of priority as Beneficiary shall elect); provided, however, that to the extent that the Award received by Beneficiary shall exceed the amount required to satisfy in full the then total amount of the Obligations, Beneficiary shall pay over to Grantor the amount of such excess, and provided further that until the actual vesting of title in such proceeding the Obligations shall continue unimpaired. If there is a taking of a portion of the Property in any such proceeding and Beneficiary does not accelerate the Obligations, then at the option of Beneficiary, the Award may be (i) retained and applied by Beneficiary toward the payment or performance of the Obligations (in such order of priority as Beneficiary may elect) or (ii) subject to such escrow provisions as Beneficiary may require, paid over in whole or part to pay or reimburse Grantor for the cost of restoring or reconstructing the Building and the Building Equipment in a manner and on conditions satisfactory to Beneficiary in which event Grantor shall forthwith proceed with the restoration or reconstruction of the Building and the Building Equipment on the remaining portion of the Premises in accordance with the provisions of this Deed of Trust and shall continue to perform and observe all of the Obligations, throughout any period of restoration or reconstruction and until the Obligations are fully paid or performed. Upon such completion of the restoration or reconstruction of the Building and Building Equipment, any portion of the Award not used for the restoration or reconstruction of the Building and Building Equipment shall, at the option of Beneficiary, be applied in reduction of the Obligations, in such order of priority as Beneficiary shall elect; provided, however, that to the extent that such portion of the Award shall exceed the amount required to satisfy in full the then total amount of the Obligations, Beneficiary shall pay over to Grantor the amount of such excess. In no event shall Beneficiary be required to release this Deed of Trust until the Obligations are fully paid nor shall Beneficiary be required to release from the lien of this Deed of Trust any portion of the Property so taken until Beneficiary receives the Award for the portion so taken.

            (c) The application of the Award toward payment or performance of any of the Obligations shall not be deemed a waiver by Beneficiary of its right to receive payment or performance of the balance of the Obligations. Beneficiary shall have the right, but shall be under no obligation, to question the amount of the Award, and Beneficiary may accept same without prejudice to the rights that Beneficiary may have to question such amount. In any such condemnation or eminent domain action or proceeding Beneficiary may be represented by attorneys selected by Beneficiary (provided prior to an Event of Default, or the continuation of an Event of Default, or the occurrence of an event which upon the passage of time would be an Event of

Default, Grantor shall have the right to consent to such attorneys, such consent not to be unreasonably withheld, delayed or conditioned), and all sums paid by Beneficiary in connection with such action or proceeding (including, without limitation, attorneys' fees) shall, on demand, be immediately due from Grantor to Beneficiary and the same shall be added to the Obligations and shall be secured by this Deed of Trust.

            (d) Notwithstanding any taking by condemnation or eminent domain, closing of, or alteration of the grade of, any street or other injury to or decrease in value of the Property by any public or quasi-public authority or corporation, the Obligations shall continue to bear interest until the Award shall have been actually received by Beneficiary, and any reduction in the Obligations resulting from the application by Beneficiary of the Award shall be deemed to take effect only on the date of such receipt.

      11.  Assignment of Insurance Proceeds and Condemnation Awards:
           --------------------------------------------------------
Grantor hereby assigns to Beneficiary as further security for the payment and performance of the Obligations all of Grantor's right, title and interest in and to any proceeds of insurance required to be maintained hereunder and any Award in condemnation. Beneficiary is hereby authorized to collect and receive the same and to give receipts and acquittances therefor and to apply the same or any part thereof toward the payment or performance of the Obligations, notwithstanding the fact that the same may not be due and payable. Grantor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning said proceeds and awards and payments to Beneficiary free, clear and discharged by any encumbrances of any kind or nature whatsoever.

      12.  Leasing:
           -------

            (a) Attached hereto as Exhibit C and incorporated herein is a schedule of all of the Leases (as hereinafter defined) for space in the Building in effect on the date hereof. All such Leases are valid, subsisting and enforceable in accordance with their terms and, except as otherwise noted, no tenant has defaulted under any Lease. Grantor shall not hereafter, directly or indirectly, make or enter into or extend or renew any Lease of all or any part of the Property, until the same shall have been submitted to and approved in writing by Beneficiary.

            (b) Grantor shall not, without the prior written consent of Beneficiary in each instance: (i) change, amend or modify, in any manner whatsoever, any Lease so as to reduce or diminish the obligations of the tenant thereunder or so as to adversely affect the validity or enforceability of any Lease; (ii) terminate or cancel, or accept a surrender or suffer or permit any cancellation, termination or surrender of, any Lease, in any manner whatsoever; (iii) commence any summary proceeding or other action to recover space leased pursuant to any Lease; or (iv) receive, collect or accept, or permit the receipt, collection or acceptance of, any prepayment of rent or other charges under any Lease for more than one month, except that Grantor may, at the time of the execution of any Lease, accept rent security deposits, which shall be held by Grantor in accordance with subparagraph (c) of this paragraph.

            (c) Grantor shall deliver to Beneficiary a duplicate original of each Lease within ten (10) days after the execution thereof, and shall keep Beneficiary fully advised as to the status of all Leases for space in the Building. Grantor shall at all times fully and promptly comply with, keep and perform all of the terms, covenants, provisions and conditions of any and all Leases on the part of the landlord thereunder to be complied with, kept and performed, and will not do or permit anything to be done which will constitute a breach of any of the terms, covenants, provisions and conditions of any thereof. Grantor shall enforce the performance and observance of each and every term, covenant, provision and condition of each and every Lease to be performed or observed on the part of the tenant thereunder. Grantor shall give prompt notice to Beneficiary of (i) any notice received by Grantor of any default by the landlord under any Lease, (ii) the commencement of any action or proceeding by any tenant the purpose of which shall be the cancellation of any Lease or a diminution or abatement of the rent or any other amounts payable thereunder, or (iii) the interposition by any tenant of any defense or counterclaim in any action or proceeding brought by Grantor against such tenant; and Grantor will cause a copy of any process, pleading or notice received by Grantor in reference to any such action, defense or claim to be promptly delivered to Beneficiary. Grantor shall hold in trust all security deposits and advance rent given on account of any Lease, and place such security deposits in an account with a bank or trust company and shall not commingle such funds with other funds. Grantor shall repay or apply such funds only in accordance with the provisions of the applicable Leases.

      13.  Assignment of Rents and Leases:
           ------------------------------

            (a) Grantor hereby assigns to Beneficiary as further security for the payment and performance of the Obligations all of Grantor's right, title and interest in and to any Leases now or hereafter in effect with respect to the Property, and any renewals or extensions thereof, and all the rents, issues and profits of the Property of any nature whatsoever, and Grantor grants to Beneficiary, whether or not Beneficiary takes possession of the Property, the right to give notice to the tenants of this assignment and to enter onto the Property for the purpose of collecting the same and to let the Property, or any part thereof, and to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of the Obligations in such order or manner as Beneficiary may elect. This assignment and grant shall continue in effect until the Obligations are fully paid and performed. So long as no Event of Default has occurred hereunder, Beneficiary hereby waives the right to enter the Property for the purpose of collecting said rents, issues and profits, and Grantor shall be entitled to collect, receive and use said rents, issues and profits.

            (b) Grantor shall, from time to time upon request by Beneficiary, execute, acknowledge and deliver to Beneficiary, in form satisfactory to Beneficiary, separate assignments of any existing or future Leases effectuating the foregoing assignment. Beneficiary shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Grantor under any Lease or other agreement affecting all or any part of the Property, and Grantor hereby agrees to indemnify Beneficiary for and save it harmless from, any and all liability arising from any such Lease or other agreement or any assignments thereof, and no assignment of any such Lease or other agreement shall place the responsibility for the control, care, management or repair of all or any part of the Property upon Beneficiary, nor make Beneficiary liable for any negligence in the management, operation, upkeep, repair or control of all or any part of the Property resulting in injury, death or property damage.

      14.  Beneficiary's Right to Perform Grantor's Covenants:  If Grantor
           --------------------------------------------------
shall fail promptly and fully to pay, perform or observe any of the Obligations, then and in any such event, Beneficiary may, at its option, but without any obligation so to do, and without waiving or releasing Grantor from any of the Obligations, pay any Obligation or cost or perform any Obligation or act or take such action as Beneficiary deems necessary or desirable in order to cause such Obligation to be paid, performed or observed, as the case may be. Grantor hereby expressly grants to Beneficiary, and agrees that Beneficiary shall have, the absolute and immediate right to enter in and upon the Property or any part thereof to such extent and as often as Beneficiary, in its sole discretion, deems necessary or desirable for such purpose. Beneficiary may pay and expend such sums of money as Beneficiary, in its sole discretion, deems necessary for any such purpose, and Grantor hereby agrees to pay to Beneficiary, on demand, all such sums so paid or expended by Beneficiary, together with interest thereon from the date of each such payment or expenditure at the rate of interest payable under the Notes for all comparable amounts. Any interest paid under this paragraph in excess of the maximum interest rate permitted by law shall be deemed payment in reduction of the principal amount of the Obligations and the excess, if any, shall be refunded to Grantor without interest. All sums so paid or expended by Beneficiary, and the interest thereon, shall be added to the Obligations and shall be secured by the lien of this Deed of Trust.

      15.  No Claims Against Trustee or Beneficiary:  Nothing contained in
           ----------------------------------------
this Deed of Trust shall constitute any consent or request by Trustee or Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against Trustee or Beneficiary in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Deed of Trust.

      16.  Transfer of the Property:  If Grantor enters into a contract to
           ------------------------
sell all or any part of the Property that is not expressly conditioned on Beneficiary's consent to the sale, or if Grantor sells, conveys, alienates, assigns, or transfers the Property, or any part thereof or interest (legal or equitable) therein in any manner, whether voluntary or involuntary (including by reason of the foreclosure of any other lien or encumbrance thereon), or by operation of law or otherwise (except as permitted by Paragraph 4(z) hereof, then Beneficiary shall have the right, at its sole option, at any time thereafter to declare the Obligations immediately due and payable. No waiver of this right or delay in the exercise thereof shall operate as a waiver thereof unless Beneficiary shall have executed and delivered to Grantor a written waiver of such right.

      17.  Liens:  This Deed of Trust is and shall be maintained as a valid
           -----
lien on the Property, subject only to those matters disclosed on Exhibit B hereto. Grantor shall not, directly or indirectly, create or suffer or permit to be created, or to stand, against the Property or any portion thereof, or against the rents, issues and profits therefrom, any lien, charge, mortgage, deed of trust, adverse claim or other encumbrance other than the lien of this Deed of Trust and those matters disclosed on Exhibit B hereto; provided,
                                                               --------
however, that nothing contained in this paragraph shall require Grantor to
- -------
pay any real estate taxes or other Impositions, prior to the time when same are required to be paid under this Deed of Trust. Grantor will keep and maintain the Property free from all liens of Persons supplying labor or materials relating to the construction, alteration, modification or repair of the Building or the Building Equipment. In no event shall Grantor do or permit to be done, or omit to do or permit the omission of, any act or thing, where such act or omission would impair the security of this Deed of Trust.

      18.  Certificate of Grantor:  Grantor upon request of Beneficiary,
           ----------------------
shall certify to Beneficiary or to any proposed assignee of this Deed of Trust, by an instrument in form satisfactory to Beneficiary, duly acknowledged, the amount then owing on the Obligations and the date to which any interest thereon has been paid and whether any offsets or defenses exist against payment thereof or performance of any Obligation, within five (5) days if the request is made personally, or within seven (7) days if the request is made by mail. Beneficiary and any proposed assignee of this Deed of Trust shall have the right to rely on such certification.

      19.  Security Agreement:  It is the intention of the parties hereto
           ------------------
that this instrument shall constitute a Security Agreement within the meaning of the Code with respect to the personalty and fixtures comprising a part of the Property, and that a security interest shall attach thereto for the benefit of Beneficiary further to secure the Obligations. Upon request, Grantor shall promptly execute financing and continuation statements in form satisfactory to Beneficiary to further evidence and secure Beneficiary's interest in such collateral, and shall pay all filing fees in connection therewith. Grantor further authorizes the Beneficiary to file financing and continuation statements with respect to such collateral in which Grantor has a mortgageable interest, without the signature of Grantor whenever lawful. Upon the occurrence of an Event of Default hereunder Beneficiary, pursuant to the applicable provisions of the Code, shall have the option of proceeding as to both real and fixtures in accordance with their rights and remedies in respect of the real property, in which event the default provisions of the Code shall not apply. The parties agree that in the event Beneficiary elects to proceed with respect to collateral constituting personalty or fixtures separately from the real property, ten (10) days' notice of the sale of such collateral shall be reasonable notice. Notwithstanding anything to the contrary contained in this Section, in the event of any inconsistency between the terms of this
Section 19 and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

      20.  After Acquired Property:  All property of every kind acquired by
           -----------------------
Grantor after the date hereof which, by the terms hereof, is required or intended to be subjected to the lien of this Deed of Trust shall, immediately upon the acquisition thereof by Grantor, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien of this Deed of Trust. Grantor shall execute, acknowledge and deliver to Trustee any documents and instruments which Beneficiary or Trustee may reasonably request from time to time for the better assuring, conveying, assigning, transferring, confirming or perfecting Trustee's and Beneficiary's security and rights under this Deed of Trust.

      21.  Creation of Tenancy Relationship:  Grantor reserves possession of
           --------------------------------
said property as tenant at will of Trustee, at a rental of One Dollar ($1.00) per month payable on demand, until an Event of Default shall have occurred, whereupon Grantor (i) shall pay monthly in advance to Beneficiary the fair and reasonable rental value for the use and occupation of the Property or such part thereof as may be in the possession of Grantor, and (ii) upon demand of Trustee, shall deliver possession of the Premises to Trustee or the purchaser at Trustee's sale hereunder. Trustee or any such purchaser may institute summary or other proceedings in such event to recover possession of the Property.

      22.  Default:  The Obligations shall become immediately due and
           -------
payable in full at the option of Beneficiary upon the occurrence of one or more of the following ("Events of Default"):

            (a) failure by Grantor to pay when due any amounts owing under the Notes or under any instrument evidencing a Future Advance provided, however, that if an over advance would occur by Beneficiary charging any principal or interest to Grantor's account, then Grantor shall have an additional two (2) day period to make said payment; or

            (b) Grantor's default in the observance or performance of any covenants or agreements of Grantor hereunder or under the Notes or under any instrument evidencing a Future Advance and Grantor's failure to cure any cure or breach within five (5) days of any such breach or violation; or

            (c)  the actual or threatened waste of any part of the Property;
or

            (d) the assignment by Grantor of any Lease or of the whole or any part of the rents, income or profits arising from the Property without the prior written consent of Beneficiary; or

            (e) Grantor's admission of its inability to pay its debts generally as they become due or its failure to pay its debts generally as they become due; or

            (f) Grantor's making an assignment for the benefit of its creditors; or

            (g) Commencement by or against Grantor of any proceeding for relief under the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence or hereafter enacted, having the same general purpose, and (in the case of proceeding filed against the Grantor) such proceeding not having been dismissed within sixty (60) calendar days after commencement; or

            (h) Grantor's causing, suffering, permitting or consenting to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment not having been revoked, terminated, stayed or vacated and such official discharged of his duties within twenty (20) days of his appointment; or

            (i)  the liquidation or dissolution of Grantor; or

            (j) any representation or warranty of Grantor set forth herein having been incorrect or incomplete in any material respect as of the time when made; or

            (k) Grantor shall deliver to Beneficiary any notice pursuant to REV. STAT. MO. 443.055(7) (1986) terminating the operation of this Deed of Trust as security for Future Advances or any other future obligations if at such time Beneficiary has any obligation or commitment to make any Future Advance or extend any other financial accommodation to Grantor, in which event Beneficiary shall have no further obligation to make any Future Advances; or

            (l) Grantor shall be in default and after any applicable grace or cure period under any other contract, agreement, note or instrument between Grantor and Beneficiary and all applicable cure periods, if any, shall have expired; or

            (m) If there is a default under any material contract, agreement, note or instrument to which Grantor is a party with one or more third persons resulting in a right by such third persons, irrespective of when exercised, to accelerate the maturity of Grantor's obligations hereunder.

      23.  Notice Upon Acceleration:  Whenever Beneficiary in this Deed of
           ------------------------
Trust is given the option to accelerate the maturity of all or part of the Obligations, Beneficiary may, to the extent permitted by law, do so without presentment, protest, notice to or demand upon Grantor except as otherwise specifically provided herein.

      24.  Appointment of Receiver:  After the occurrence of one or more
           -----------------------
Events of Default, or if any action shall be commenced to foreclose this Deed of Trust, without obligation to do so, Trustee or Beneficiary may apply for the appointment of a receiver of the rents, issues, or profits of all or any part of the Property without notice or demand, and shall be entitled to the appointment of such receiver as a matter of right, without consideration of the value of the Property as security for the amounts due to Beneficiary or the solvency of any Person liable for the payment of such amounts.

      25.  Foreclosure:  After the occurrence of one or more Events of
           -----------
Default Beneficiary may, to the extent permitted by law, institute an action of judicial foreclosure, or take such other action as the law may allow, at law or in equity, for the enforcement thereof and realization on the Property or any other security which is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of the Obligations at the rate stipulated herein or in the Notes, as the case may be, to the date of default and thereafter at the Default Rate (as such term is defined in the Notes) together with all other sums secured by this Deed of Trust, all costs of suit, and interest at the Default Rate on any judgment obtained by Trustee from and after the date of any judicial sale of the Property (which may be sold in one parcel or in such parcels, manner or order as Trustee shall elect) until actual payment is made to Beneficiary on the full amount due Beneficiary, without further stay, any law, usage or custom to the contrary notwithstanding. Failure to join or to provide notice to tenants as defendants in any foreclosure action or suit shall not constitute a defense to such foreclosure.

      26.  Possession of Property:  To the fullest extent permitted by law,
           ----------------------
after the occurrence of an Event of Default, Beneficiary and its agents and assigns are authorized to (i) take possession of the Property, with or without legal action; (ii) lease the same; (iii) collect all rents and profits therefrom; and (iv) after deducting all costs of collection and administration expense, apply the net rents and profits to the payment of Impositions, insurance premiums and all other carrying charges (including, but not limited to agents' compensation and fees and costs of counsel and receivers) and to the maintenance, repair or restoration of the Property, or on account and in reduction of the Obligations, in such order and amounts as Beneficiary, in Beneficiary's sole discretion, may elect. Beneficiary shall be liable to account only for rents and profits actually received by it.

      27.  Sale by Trustee:
           ---------------

            (a) After the occurrence of an Event of Default and at the request of Beneficiary, Trustee shall proceed to sell the Property or any part thereof, either in mass or in parcels, at public vendue, to the highest bidder for cash at a front door (to be designated by Trustee) of the Circuit Court House of St. Louis County at Clayton, Missouri, or at such other place designated by Trustee as may be permitted by law; first giving twenty (20) days' public notice of the time, terms and place of sale, and description of the Property to be sold, by advertisement published as is provided by the law of the State of Missouri then in effect. Beneficiary or any assignee hereof shall have the right to bid at and become purchaser at any foreclosure sale, applying against the purchase price the full amounts of any

Obligations then due and owing hereunder or under the Notes or under any instrument evidencing a Future Advance.

            (b) It is agreed that Trustee shall not be disqualified from acting as trustee hereunder or from performing any of the duties of said trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that said Trustee is an attorney, agent, officer, employee or stockholder of the Beneficiary, and that any interest which said Trustee or any successor shall have or may acquire in the debt hereby secured, or the Property hereby conveyed, shall neither interfere with nor prevent his acting as trustee or from purchasing said Property at said sale or sales, or the Beneficiary from bidding or purchasing the Property at said sale directly or indirectly, and all parties waive any objection to Trustee having or acquiring any such interest in the debt or Property aforesaid and continuing to act as Trustee.

            (c) Upon any Trustee's sale, Trustee shall execute and deliver a deed or deeds of conveyance of the Property sold to the purchasers thereof, and any statement or recital of fact in such deed shall be prima facie evidence of the trust of such statement or recital, and Trustee, or his successor, shall receive the proceeds of said sale, out of which he shall pay, first, the necessary costs and expenses of executing this trust, including compensation to Trustee and to any attorneys employed by him or Beneficiary for their services; second, to Beneficiary, or its endorsees or assigns, upon the usual vouchers therefor, all moneys paid for insurance, taxes and lien claims, and interest thereon as herein provided for; third, to Beneficiary, the amount of the outstanding obligations together with the interest thereon; fourth, the amount due on junior encumbrances, if any, with interest; fifth, the remainder of such proceeds, if any, shall be paid to Grantor or its successors, vendees or assigns. In the event of a sale hereunder, the abstract of title to the Property, if any, and all policies of insurance delivered as hereinabove provided, shall be assigned and delivered to the purchaser at such sale; and Trustee is hereby directed to make such assignment of insurance and in the name of the insured in such policy.

      Upon any foreclosure of this Deed of Trust, whether by power of sale, judicial foreclosure or otherwise, Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may offset the bid or bids to the extent of the Obligations then due hereunder, including the Trustees fees and expenses. The Beneficiary upon so acquiring the Property or any part thereof, shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner provided by applicable law.

      28.  Waiver of Redemption:  Grantor hereby irrevocably waives and
           --------------------
releases, to the fullest extent permitted by law, (a) any right of redemption after the date of any sale of the Property upon foreclosure, whether statutory or otherwise, in respect of the Property now or hereafter in force; (b) the benefit of any and all valuation and appraisement laws now or hereafter in force; (c) all exemption laws whatsoever and all moratoriums, extensions or stay laws or rules, or orders of Court in the nature of either of them, now or hereafter in force; and (d) any right to have the Property marshalled upon any foreclosure of this Deed of Trust.

      29.  Expenses of Trustee and Beneficiary:  All out-of-pocket costs and
           -----------------------------------
expenses paid or incurred by Trustee and/or Beneficiary (including, without limitation, attorneys' fees) (such expenses being defined as "FOOTHILL EXPENSES" in the Loan Agreement), in any action, proceeding or dispute of any kind in which Trustee and/or Beneficiary is made a party or appears as party plaintiff or defendant, affecting Trustee or Beneficiary, this Deed of Trust, the Notes, any Future Advance or the Property, including, but not limited to, the enforcement of this Deed of Trust, any condemnation action involving the Property, any action to protect the security hereof, or any case or proceeding in probate or under Title 11 of the United States Code, with interest from the time of payment by Trustee or Beneficiary, as the case may be, at the Default Rate shall, on demand, be immediately due from Grantor and shall be added to and included in the Obligations and shall be secured by this Deed of Trust.

      30.  Interest After Maturity:  The principal amount of the Obligations
           -----------------------
and any other amounts secured by this Deed of Trust and, if permitted by law, any accrued interest thereon, shall bear interest from and after maturity, whether or not resulting from acceleration, at the Default Rate, payable on demand, but this shall not constitute an extension of time for payment of the Obligations or such other amounts or accrued interest.

      31.  Attorneys' Fees:  If this Deed of Trust shall be foreclosed, or
           ---------------
if any or all of the Notes or any instrument evidencing a Future Advance is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Grantor promises to pay to the order of Beneficiary the attorneys' fees, court costs, disbursements and other costs incurred in collecting or attempting to collect the Obligations or enforcing the Beneficiary's rights hereunder and under any other collateral securing the Obligations, and all allowances provided by law, to the extent allowed by the laws of the state in which the Property is located or any state in which any of such other collateral for the Obligations is situated and to the extent such fees and costs are actually paid or agreed to be paid, except such fees as are paid to a salaried employee of Beneficiary, of the holder of the Obligations, or of a receiver.

      32.  Discontinuance of Action:  Beneficiary may from time to time, if
           ------------------------
permitted by law, take action to recover any sums, whether interest, principal or any other obligation or sums, required to be paid under this Deed of Trust or the Notes as the same become due, without prejudice to the right of Trustee or Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing when such earlier action was commenced. If Beneficiary or Trustee shall have proceeded to enforce any right under this Deed of Trust or the Notes and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Grantor, Trustee and Beneficiary shall be restored to their former positions and the rights, remedies and powers of all parties hereto shall continue as if no such proceedings had been taken.

      33.  Taxes:  Grantor shall pay any taxes except income taxes imposed
           -----
on Trustee or Beneficiary relating to this Deed of Trust. Grantor shall not claim or demand or be entitled to any credit or credits on account of the Obligations by reason of the Impositions assessed against all or any part of the Property or for any payments made pursuant to paragraph 5 hereof. No deductions shall otherwise be made or claimed from the taxable value of all or any part of the Property by reason of this Deed of Trust or the Obligations.

      34.  Recording, Filing and Other Fees:  Grantor shall pay all
           --------------------------------
recording and filing fees, all recording taxes and all other costs and expenses in connection with the preparation, execution and recordation and other manner of perfection of this Deed of Trust and any related documents, and shall reimburse Beneficiary on demand for all costs and expenses of any kind incurred by Beneficiary in connection therewith. Grantor will, at any time on request of Beneficiary, execute or cause to be executed financial statements, continuation statements, security agreements, or the like, in respect of any Property. Grantor shall pay all filing fees, including, without limitation, fees for filing continuation statements, in connection with such financing statements.

      35.  No Waiver:  Any failure by Beneficiary to insist upon the strict
           ---------
performance by Grantor of any of the Obligations shall not be deemed to be a waiver of any of such Obligations, and Beneficiary, notwithstanding any such failure, may thereafter insist upon the strict performance by Grantor of any and all of the Obligations.

      36.  No Release:  Grantor and any other Person now or hereafter
           ----------
obligated for the payment or performance of all or any part of the Obligations shall not be released from paying and performing such Obligations and the lien of this Deed of Trust shall not be affected by reason of (i) the failure of Beneficiary to comply with any request of Grantor, or of any other Person so obligated, to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of any of the Obligations secured by this Deed of Trust; (ii) the release, regardless of consideration, of the obligations of any Person or Persons liable for payment or performance of the Obligations or any part thereof; or (iii) any agreement or stipulation extending the time of payment or modifying the terms of the Notes or any instrument evidencing a Future Advance, and in the event of such agreement or stipulation, Grantor and all such other Persons shall continue liable under the Notes or such instrument, as amended by such agreement or stipulation unless expressly released and discharged in writing by Beneficiary.

      37.  Release of Collateral:  Beneficiary may release, regardless of
           ---------------------
consideration, the obligation of anyone liable for payment of any of the Obligations secured hereby, or may release any part of the Property or any other collateral now or hereafter given to secure the payment of the Obligations or any part thereof, without impairing, reducing or affecting the obligations of Grantor under the Notes or any instrument evidencing a Future Advance, the remainder of the security of this Deed of Trust or the priority of the rights created by this Deed of Trust.

      38.  Rights Cumulative:  The rights and remedies provided for in this
           -----------------
Deed of Trust, or which Beneficiary may have otherwise, at law or in equity, shall be distinct, separate and cumulative and shall not be deemed to be inconsistent with each other, and none of them, whether or not exercised by Beneficiary, shall be deemed to be in exclusion of any other, and, to the extent permitted by law, any two or more of all such rights and remedies may be exercised at the same time.

      39.  Severability:  If any term or provision of this Deed of Trust or
           ------------
the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law. If any payments (including, without limitation, any interest payments) required to be made hereunder or under the Notes shall be in excess of the amounts allowed by law, the amounts of such payments shall be reduced to the maximum amounts allowed by law.

      40.  Notices:
           -------

            (a) All notices, demands, consents, approvals and requests given or required to be given by any party hereto to any other party hereto shall be in writing.

            (b) All notices, demands, consents, approvals and requests by Beneficiary or Trustee to Grantor shall be deemed to have been properly given if personally delivered or sent by U.S. registered or certified mail, postage prepaid, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified), addressed to Grantor at 2503 South Hanley Road, St. Louis, Missouri 63144 to the attention of Gerald Mitchell, Chief Financial Officer, Telefacsimile No. (314) 576-0704, or to such other address as Grantor may from time to time designate by written notice to Beneficiary and Trustee given as herein required.

            (c) All notices, demands, consents, approvals and requests by Beneficiary or Grantor to Trustee shall be deemed to have been properly given if personally delivered or sent by U.S. registered or certified mail, postage prepaid, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified), addressed to Trustee c/o Commonwealth Land Title Insurance Company at 7980 Clayton Road, St. Louis, Missouri 63117, Telefacsimile No. (314) 781-5451, or to such other address as Trustee may from time to time designate by written notice to Beneficiary and Grantor given as herein required.

            (d) All notices, demands, consents, approvals and requests by Grantor or Trustee to Beneficiary shall be deemed to have been properly given if personally delivered or sent by U.S. registered or certified mail, postage prepaid, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified), addressed to Beneficiary at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 to the attention of Business Finance Division Manager, Telefacsimile No. (310) 479-2690 or to such other address as Beneficiary may from time to time designate by written notice to Trustee and Grantor given as herein required.

            (e) Except as otherwise specifically provided herein, notices, demands, consents, approvals and requests sent by mail in the manner aforesaid shall, unless otherwise specifically provided herein, be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail.

      41.  Indemnification Against Liabilities:  Grantor will protect,
           -----------------------------------
indemnify, save harmless and defend Trustee and Beneficiary from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Beneficiary and/or Trustee by reason of (a) ownership of an interest in the Property, (b) any accident or injury to or death of Persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof made or suffered to be made by or on behalf of Grantor, (f) any negligence or tortious act on the part of Grantor or any of its respective agents, contractors, lessees, licensees or invitees, or (g) any work in connection with any alterations, changes, new construction or demolition of the Property. Grantor will pay and save Trustee or Beneficiary harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State in which the Property is located or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by Beneficiary in respect of this Deed of Trust or the indebtedness secured hereby. All amounts payable to Beneficiary or Trustee under this paragraph shall be payable on demand and shall be deemed Obligations secured by this Deed of Trust and any such amounts which are not paid within ten (10) days after demand therefor shall bear interest at the Default Rate from the date of such demand. In case any action, suit or proceeding is brought against Trustee or Beneficiary by reason of any such occurrence, Grantor, upon request of Trustee and/or Beneficiary, as the case may be, will, at Grantor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Grantor and approved by Trustee and Beneficiary. Notwithstanding anything to the contrary contained herein, the foregoing indemnification shall not include demands, claims, liabilities and losses suffered or incurred by Trustee and/or Beneficiary because of their wilful misconduct or gross negligence.

      42.  Environmental Concerns.
           ----------------------

            (a) To the best of Grantor's knowledge, none of the real property owned and/or occupied by Grantor and located in the State of Missouri, including, but not limited to, the Premises, has ever been used by previous owners and/or operators to refine, produce, store, handle, transfer, process or transport "Hazardous Substances" or "Hazardous Wastes", as such terms are defined by applicable federal, state or local act, law, ordinance, rule or regulation, whether now existing or hereafter in effect (hereinafter collectively referred to as "Hazardous Substances" excluding, however, general maintenance and cleaning substances which may be defined as "Hazardous Substances" under applicable law), and the Grantor has not in the past, nor does Grantor intend in the future, to use said real property, including, but not limited to, the Premises, for the purpose of refining, producing, storing, handling, transferring, processing or transporting said "Hazardous Substances."

            (b) Grantor has not received a summons, citation, directive, letter or other communication, written or oral, from any applicable governmental agency concerning any intentional or unintentional action or omission on either of Grantor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances on or from the Premises.

            (c) Grantor shall operate the Premises or cause it to be operated in compliance with all applicable rules and regulations promulgated by all applicable governmental environmental authorities and agencies. Notwithstanding the foregoing, certain materials handled by Grantor may be Hazardous Substances, but all Hazardous Substances are handled or used by Grantor in accordance with all applicable State and Federal laws. Grantor shall have the right in good faith to contest or appeal from such laws, ordinance and regulations and any decision adverse to the Grantor based thereon, but all costs, fees and expenses incurred in connection with such proceedings shall be borne by the Grantor.

            (d) Grantor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on either of their part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a Hazardous Substance on or from the Premises unless said release, spill, leak, pumping, emitting, pouring, emptying or dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

            (e) Should Grantor cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances on or from the Premises without having obtained a permit issued by the appropriate governmental authorities, Grantor shall promptly clean up the same in accordance with the provisions of applicable State or Federal law.

            (f) Grantor hereby agrees to defend, indemnify, and hold Beneficiary harmless from and against any and all claims, losses, liabilities, damages and expenses (including without limitation, cleanup costs and attorneys' fees and expenses, including those arising by reason of any of the aforesaid or an action against Grantor under this indemnity) arising directly or indirectly from, out of, or by reason of any discharge of Hazardous Substances, environmental compliant or any environmental, health or safety law governing Grantor, its operations or the Premises, or any portion thereof. This

Section 42 shall survive the foreclosure, expiration or other termination of this Deed of Trust.

      In the event of any inconsistency between the provisions of this Section 42 and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail.

      43.  No Representations:  By accepting or approving anything required
           ------------------
to be observed, performed or fulfilled, or to be given to Trustee or Beneficiary pursuant to this Deed of Trust, including (but not limited to) any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy Trustee and Beneficiary shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Trustee or Beneficiary.

      44.  Substitute Trustee:  Trustee, or any substitute Trustee, may be
           ------------------
removed at any time with or without cause, at the option of Beneficiary, by written declaration of such removal signed by Beneficiary, without any notice to or demand upon Trustee or substitute Trustee so removed, or Grantor or any other person. If at any time Trustee or any substitute Trustee should be so removed, or should absent himself from Missouri, die, or refuse, fail or be unable to act as such Trustee or substitute Trustee, Beneficiary may appoint any person, including itself, as substitute Trustee hereunder, without any formality other than a written declaration of such appointment executed by Beneficiary; and immediately upon such appointment, the substitute Trustee so appointed shall automatically become vested with all the estate and title in the Property, and with all of the rights, powers, privileges, authority, options and discretions, and charged with all of the duties and liabilities, vested in or imposed upon Trustee by this Deed of Trust, and any conveyance executed by such substitute Trustee, including the recitals therein contained, shall have the same effect and validity as if executed by Trustee.

      45.  Certain Definitions:  The following terms shall, for all purposes
           -------------------
of this Deed of Trust, have the respective meanings herein specified unless the context otherwise requires:

            (a) "Grantor" shall mean the Grantor herein named and any subsequent owner or owners of the Property and its or their respective successors and assigns;

            (b) "Trustee" shall mean the Trustee herein named and any substitute Trustee and their successor and assigns;

            (c) "Beneficiary" shall mean the Beneficiary herein named and any subsequent beneficiary of this Deed of Trust, and its or their respective successors and assigns;

            (d) "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization or government, or any agency or political subdivision thereof, or any business or legal entity; and

            (e) "Lease" shall mean every lease or occupancy agreement for the use or hire of all or any portion of the Property which shall be in effect at the date hereof, or which shall hereafter be entered into by or on behalf of Grantor.

      46.  Successors and Assigns:  The terms, covenants and provisions of
           ----------------------
this Deed of Trust shall apply to and be binding upon Grantor and all subsequent owners, encumbrances, tenants and subtenants of all or part of the Property, and shall inure to benefit of Beneficiary, the successors and assigns of Beneficiary, and all subsequent holders of this Deed of Trust, but the provisions of this paragraph shall not be construed to modify the provisions of paragraph 16.

      47.  Miscellaneous:
           -------------

            (a) This Deed of Trust and its provisions cannot be changed, waived, discharged or terminated orally but only by an agreement in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            (b) This Deed of Trust and the rights of the parties hereunder shall for all purposes be governed by the laws of the State of Missouri.

            (c) This Deed of Trust shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

            (d) All terms and words used in this Deed of Trust, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            (e) The paragraph headings in this Deed of Trust and the index at the beginning of this Deed of Trust are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

            (f) All covenants contained herein shall run with the Property until the Obligations have been fully paid and performed.

            (g) Time is of the essence in the payment or performance by Grantor of all of its Obligations hereunder.

      IN WITNESS WHEREOF, this Deed of Trust has been duly executed by Grantor as of the day and year first above written.


                                    GRANTOR:

                                    K-V PHARMACEUTICAL COMPANY



                                    By:  /s/ Gerald R. Mitchell
                                       ---------------------------------
                                       Name:   Gerald R. Mitchell
                                       Title:  Vice President



5060340.03

STATE OF CALIFORNIA   )
                      ) SS.
COUNTY OF LOS ANGELES )

      On this 27th day of April, 1995, before me appeared Gerald R. Mitchell to me personally known, who, being by me duly sworn did say that he is the Vice President of K-V Pharmaceutical Company, a Delaware corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Gerald R. Mitchell acknowledged said instrument to be the free act and deed of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.



                                      /s/ Suzanne Witkowsky
                                    ------------------------------------
                                    Notary Public


My Commission Expires:  2-9-98

                                    EXHIBIT A
                         LEGAL DESCRIPTION OF PREMISES


      Lot 2 of Westport Industrial Subdivision First Addition, according to the plat thereof recorded in Book 106, page 12 in the St. Louis County Recorder's Office.

                                    EXHIBIT B
                         TITLE AND WARRANTY EXCEPTIONS

                                    EXHIBIT C
                              SCHEDULE OF LEASES


None